     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               ARDEN REALTY, INC.
      (Exact Name of Registrant as Specified in its Governing Instruments)
                            ------------------------

                            9100 WILSHIRE BOULEVARD
                             EAST TOWER, SUITE 700
                        BEVERLY HILLS, CALIFORNIA 90212
                                 (310) 271-8600
                    (Address of principal executive offices)
                            ------------------------

                                RICHARD S. ZIMAN
                            9100 WILSHIRE BOULEVARD
                             EAST TOWER, SUITE 700
                        BEVERLY HILLS, CALIFORNIA 90212
                                 (310) 271-8600
                    (Name and Address of Agent for Service)
                            ------------------------

                                   COPIES TO:

          WILLIAM J. CERNIUS                      J. WARREN GORRELL, JR.
           Latham & Watkins                         STEVEN A. MUSELES
        650 Town Center Drive                     Hogan & Hartson L.L.P.
              Suite 2000                             Columbia Square
     Costa Mesa, California 92626              555 Thirteenth Street, N.W.
            (714) 540-1235                     Washington, D.C. 20004-1109
                                                      (202) 637-5600

                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
     As soon as practicable after this Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-30059

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED          PER SHARE             PRICE          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share            2,266,985            $26.125             $59,224,983        $17,947
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


                         ------------------------------

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--------------------------------------------------------------------------------

              INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT
                        ON FORM S-11, FILE NO. 333-30059

  Pursuant to General Instruction G to Form S-11 and Rule 462(b) promulgated under the Securities Act of 1933, as amended, this Registration Statement is being filed to register an additional 2,266,985 shares of Common Stock, par value $.01 per share, of Arden Realty, Inc. (the "Company"), and hereby incorporates by reference the contents of the Registration Statement on Form S-11 (File No. 333-30059) filed with the Securities and Exchange Commission (the "Commission") on June 26, 1997, as amended by Amendment No. 1 thereto filed on July 16, 1997.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the eighteenth day of July, 1997.

                                        ARDEN REALTY, INC.

                                        By:        /s/ RICHARD S. ZIMAN
                                           -------------------------------------
                                                      Richard S. Ziman
                                              CHAIRMAN OF THE BOARD OF DIRECTORS
                                                  AND CHIEF EXECUTIVE OFFICER

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on July 18, 1997.

                                                     Title
                                                     -----

      /s/ RICHARD S. ZIMAN      Chairman of the Board of Directors and
-----------------------------    Chief Executive Officer (Principal Executive
        Richard S. Ziman         Officer)


     /s/ VICTOR J. COLEMAN*     President, Chief Operating Officer and
-----------------------------    Director
        Victor J. Coleman


      /s/ DIANA M. LAING*       Chief Financial Officer and Secretary
-----------------------------    (Principal Financial and Accounting Officer)
         Diana M. Laing


       /s/ LARRY S. FLAX*       Director
-----------------------------
         Larry S. Flax

     /s/ KENNETH B. ROATH*      Director
-----------------------------
        Kenneth B. Roath


      /s/ STEVEN C. GOOD*       Director
-----------------------------
         Steven C. Good


 *By: /s/ RICHARD S. ZIMAN
-----------------------------
       Richard S. Ziman,
      as attorney-in-fact

                                  EXHIBIT INDEX


  EXHIBIT                       EXHIBIT                       SEQUENTIALLY
    NO.                         --------                      NUMBERED PAGE
   ----                                                       -------------


    5.1 Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the securities being registered.

    8.1 Opinion of Latham & Watkins regarding tax matters.

   23.1     Consent of Ernst & Young LLP.

   23.2     Consent of Ballard Spahr Andrews & Ingersoll
            (contained in Exhibit 5.1).

   23.3     Consent of Latham & Watkins (contained in
            Exhibit 8.1).

   24.*     Power of Attorney.


-----------

* Filed as an exhibit to Registration Statement on Form S-11 (No. 333-30059) dated June 26, 1997 and incorporated herein by reference.